UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1 )

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2004

SI International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50080	52-2127278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12012 Sunset Hills Road, Reston, Virginia		20190-5869
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 234-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

As previously reported on Form 8-K filed with the Securities and Exchange Commission on January 28, 2004, SI International, Inc. (the “Company”) issued a press release on January 21, 2004 announcing that the acquisition of MATCOM International Corp. was closed on January 21, 2004 pursuant to an Agreement and Plan of Merger dated as of December 17, 2003, as amended by the First Amendment and Plan of Merger, dated as of January 21, 2004.  As a result of this acquisition, MATCOM became a wholly-owned subsidiary of the Company.  This form 8-K/A is being filed to report the financial statements and pro forma financial information pursuant to Item 7 below.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired:

The following financial statements omitted from the Current Report on Form 8-K dated January 28, 2004 in reliance upon Item 7(a)(4) of Form 8-K are filed herewith.

Report of Independent Certified Public Accountants	3

Consolidated Balance Sheets for MATCOM International Corp. as of December 31, 2003, March 31, 2003 and March 31, 2002	4

Consolidated Statements of Operations for MATCOM International Corp. for the nine months ended December 31, 2003 and 2002, the twelve months ended March 31, 2003 and 2002, and the fifteen months ended March 31, 2001	6

Consolidated Statements of Stockholders’ Equity for MATCOM International Corp. for the twelve months ended March 31, 2003 and 2002, and the fifteen months ended March 31, 2001	7

Consolidated Statements of Cash Flows for MATCOM International Corp. for the nine months ended December 31, 2003 and 2002, the twelve months ended March 31, 2003 and 2002, and the fifteen months ended March 31, 2001	9

Notes to Consolidated Financial Statements	11

(b) Pro Forma Financial Information

The following pro forma financial information omitted from the Current Report on Form 8-K dated January 28, 2004 in reliance upon Item 7(b)(2) of Form 8-K are filed herewith.

Introduction

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 27, 2003	30

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 27, 2003	32

Unaudited Pro Forma Notes to the Pro Forma Condensed Consolidated Financial Statements	33

(c)   Exhibits

Exhibit Number	Exhibit
2.1*

Agreement and Plan of Merger among the Company, Link Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company, MATCOM International Corp., and the stockholders of MATCOM, dated as of December 17, 2003, as amended by the First Amendment to Agreement and Plan of Merger, dated as of January 21, 2004.

(The appendices (except for Appendix A) and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  SI International, Inc. hereby undertakes to furnish supplementally to the Securities and Exchange Commission copies of any omitted appendices and exhibits upon request therefor by the Securities and Exchange Commission.)

23.1	Consent of Grant Thornton LLP.

99.1*	Press Release issued January 21, 2004 by SI International, Inc.

*              Incorporated by reference to the Company’s Current Report on Form 8-K dated January 28, 2004.

Report of Independent Certified Public Accountants

Board of Directors

MATCOM International Corporation

We have audited the accompanying consolidated balance sheets of MATCOM International Corporation (the Company) as of March 31, 2003 and 2002, and the related statements of operations, stockholders’ equity and cash flows for each of the 12 months ended March 31, 2003 and 2002 and for the 15 months ended March 31, 2001.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MATCOM International Corporation as of March 31, 2003 and 2002, and the results of its operations and its cash flows for each of the 12 months ended March 31, 2003 and 2002 and for the 15 months ended March 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note A to the financial statements, effective April 1, 2002, the Company changed its method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

/S/ Grant Thornton, LLP
Grant Thornton, LLP
Vienna, Virginia
May 28, 2003

MATCOM International Corporation

Consolidated Balance Sheets

	December 31, 2003 (Unaudited)	March 31, 2003	March 31, 2002

Assets

Current Assets
Cash	$114,974	$232,850	$164,479
Accounts receivable, net	17,623,086	17,022,294	18,008,839
Prepaid expenses and other	1,507,576	1,474,383	918,526
Income tax receivable	710,050	1,259,817	15,206
Deferred income tax asset	—	—	199,065

Total Current Assets	19,955,686	19,989,344	19,306,115

Property and Equipment, net	1,237,202	1,243,819	1,397,266

Deposits	138,577	138,577	133,007

Capitalized Costs, net	570,296	864,554	244,751

Goodwill	29,677,436	26,378,720	16,660,391

Total Assets	$51,579,197	$48,615,014	$37,741,530

MATCOM International Corporation

Consolidated Balance Sheets

	December 31, 2003 (Unaudited)	March 31, 2003	March 31, 2002

Liabilities and Stockholders’ Equity

Current Liabilities
Line-of-credit	$9,176,566	$8,905,218	$8,768,199
Notes payable, current	1,132,050	1,132,050	6,504,022
Accounts payable	3,536,916	4,158,212	4,322,414
Accrued subcontractors	332,914	810,317	2,698,705
Accrued salaries and related expenses	1,847,792	1,073,770	1,319,129
Accrued leave	1,386,348	1,429,086	1,008,163
Other accrued liabilities	1,364,327	2,251,042	2,072,616
Deferred income tax liability	656,093	656,093	—

Total Current Liabilities	19,433,006	20,415,788	26,693,248

Long-term Liabilities
Notes payable, net of current maturities	16,656,239	17,359,097	2,507,067
Accrued interest	750,000	750,000	—
Deferred income tax liability	527,885	527,885	207,336

Total Long-term Liabilities	17,934,124	18,636,982	2,714,403

Stockholders’ Equity
Preferred stock
Series A, $.01 par value, liquidation value of $7,129,800, 71,300 shares authorized, 71,298 shares issued and outstanding at December 31, 2003, March 31, 2003 and 2002	713	713	713
Series B, $.01 par value, liquidation value of $3,200,000, 32,000 shares authorized, issued and outstanding at December 31, 2003, March 31, 2003 and 2002	320	320	320
Series C, $.01 par value, liquidation value of $3,500,000, 55,000 shares authorized,35,000 issued and outstanding at December 31,2003, March 31, 2003 and 2002	350	350	350
Series D-1, $.01 par value, liquidation value of $2,500,000, 781,250 shares authorized, issued, and outstanding at December 31, 2003. 781,250 and zero shares authorized, none issued or outstanding at March 31, 2003 and 2002	7,813	—	—
Series D-2, $.01 par value, liquidation value of $1,000,000, 312,500 shares authorized, issued, and outstanding at December 31, 2003. 312,500 and zero shares authorized, none issued or outstanding at March 31, 2003 and 2002	3,125	—	—
Common stock
Class A, $.01 par value, 7,000,000 shares authorized, 3,016,288 shares issued and outstanding at December 31, 2003, March 31, 2003 and 2002	30,163	30,163	30,163
Class B, $.01 par value, 1,000,000 shares authorized, 412,000, 412,000, and zero shares issued and outstanding at December 31, 2003, March 31, 2003 and 2002	4,120	4,120	—
Additional paid-in capital	17,102,385	13,613,323	13,205,443
Notes receivable from stockholders	(410,000)	(410,000)	—
Accumulated deficit	(2,526,922)	(3,676,745)	(4,903,110

Total Stockholders’ Equity	14,212,067	9,562,244	8,333,879

Total Liabilities and Stockholders’ Equity	$51,579,197	$48,615,014	$37,741,530

MATCOM International Corporation

Consolidated Statements of Operations

	Nine months ended December 31, 2003 (Unaudited)	Nine months ended December 31, 2002 (Unaudited)	Twelve months ended March 31, 2003	Twelve months ended March 31, 2002	Fifteen months ended March 31, 2001

Revenue	$53,323,428	$49,804,971	$64,280,255	$73,554,546	$69,795,651

Direct Costs	32,760,712	32,178,868	39,954,447	50,966,905	46,651,531

Gross Profit	20,562,716	17,626,103	24,325,808	22,587,641	23,144,120

Overhead and General and Administrative Expenses	16,257,029	14,081,206	19,253,607	19,928,464	22,649,907

Operating Income	4,305,687	3,544,897	5,072,201	2,659,177	494,213

Other Income (Expense)
Interest income	1,890	20,840	22,862	23,890	25,477
Interest expense	(2,368,765)	(2,219,951)	(3,027,188)	(1,685,968)	(2,679,097)

	(2,366,875)	(2,199,111)	(3,004,326)	(1,662,078)	(2,653,620)

Income (Loss) Before Income Taxes	1,938,812	1,345,786	2,067,875	997,099	(2,159,407)

Income Tax (Expense) Benefit	(788,989)	(547,660)	(841,510)	(644,712)	632,455

Net Income (Loss)	$1,149,823	$798,126	$1,226,365	$352,387	$(1,526,952)

MATCOM International Corporation

Consolidated Statements of Stockholders’ Equity

Twelve months ended March 31, 2003 and 2002, fifteen months ended March 31, 2001

	Series A		Series B		Series C		Series D-1		Series D-2
	Preferred	Preferred	Preferred	Preferred	Preferred	Preferred	Preferred	Preferred	Preferred	Preferred
	Shares	Stock	Shares	Stock	Shares	Stock	Shares	Stock	Shares	Stock

Balance at January 1, 2000	71,298	$713	32,000	$320	35,000	$350	—	$—	—	$—

Payment of note receivable from shareholder	—	—	—	—	—	—	—	—	—	—
Net loss for the 15 months ended March 31, 2001	—	—	—	—	—	—	—	—	—	—
Balance at March 31, 2001	71,298	713	32,000	320	35,000	350	—	—	—	—

Net income for the 12 months end March 31, 2002	—	—	—	—	—	—	—	—	—	—
Balance at March 31, 2002	71,298	713	32,000	320	35,000	350	—	—	—	—

Stock options exercised	—	—	—	—	—	—	—	—	—	—
Issuance of shares	—	—	—	—	—	—	—	—	—	—
Net income for the 12 months ended March 31, 2003	—	—	—	—	—	—	—	—	—	—
Balance at March 31, 2003	71,298	713	32,000	320	35,000	350	—	—	—	—

Issuance of shares (unaudited)	—	—	—	—	—	—	781,250	7,813	312,500	3,125
Net income for 9 months ended December 31, 2003 (unaudited)	—	713	—	—	—	—	—	—	—	—
Balance at December 31, 2003 (unaudited)	71,298	$713	32,000	$320	35,000	$350	781,250	$7,813	312,500	$3,125

						Not
	Class A		Class B		Additional	Receivable
	Common	Common	Common	Common	Paid-In	from	Accumulated
	Shares	Stock	Shares	Stock	Capital	Shareholder	Deficit	Total

Balance at January 1, 2000	3,016,288	$30,163	—	$—	$13,205,443	(4,000)	$(3,728,545)	$9,504,444

Payment of note receivable from shareholder	—	—	—	—	—	4,000	—	4,000
Net loss for the 15 months ended March 31, 2001	—	—	—	—	—	—	(1,56,952)	(1,526,952)
Balance at March 31, 2001	3,016,288	30,163	—	—	13,205,443	—	(5,225,497)	7,981,492

Net income for the 12 months end March 31, 2002	—	—	—	—	—	—	352,387	352,387
Balance at March 31, 2002	3,016,288	30,163	—	—	13,205,443	—	(4,903,110)	8,333,879

Stock options exercised	—	—	2,000	20	1,980	—	—	2,000
Issuance of shares	—	—	410,000	4,100	405,900	(410,000)	—	—
Net income for the 12 months ended March 31, 2003	—	—	—	—	—	—	1,226,365	1,226,365
Balance at March 31, 2003	3,016,288	30,163	412,000	4,120	13,613,323	(410,000)	(3,676,745)	9,562,244

Issuance of shares (unaudited)	—	—	—	—	3,489,062	—	—	3,500,000
Net income for 9 months ended December 31, 2003 (unaudited)	—	—	—	—	—	—	1,149,823	1,149,823
Balance at December 31, 2003 (unaudited)	3,016,288	$30,163	412,000	$4,120	$17,102,385	$(410,000)	$(2,526,922)	$14,212,067

MATCOM International Corporation

Consolidated Statements of Cash Flows

	Nine months ended December 31, 2003 (Unaudited)	Nine months ended December 31, 2002 (Unaudited)	Twelve months ended March 31, 2003	Twelve months ended March 31, 2002	Fifteen months ended March 31, 2001

Increase (Decrease) in Cash

Cash Flows from Operating Activities
Net income (loss)	$1,149,823	$798,126	$1,226,365	$352,387	$(1,526,952)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	912,250	796,398	1,008,818	1,809,162	2,255,010
Loss on disposal of property and equipment	9,516	—	—	—	—
Deferred income tax expense(benefit)	—	—	1,175,707	2,508	(460,115)
Changes in assets and liabilities, net effect of acquisition:
Accounts receivable	(600,792)	3,109,836	2,784,627	(4,328,490)	(606,565)
Receivable-other	—	—	—	—	1,162,907
Prepaid expenses	(33,193)	(267,586)	(224,161)	(134,253)	(174,551)
Current tax receivable	549,767	(46,084)	(1,179,791)	714,611	(202,024)
Deposits	—	(1,781)	(1,791)	(31,825)	(20,365)
Accounts payable	(621,296)	(1,454,425)	(788,808)	1,529,114	1,226,378
Accrued subcontractors	(477,403)	(1,361,544)	(1,361,544)	2,343,691	355,014
Accrued salaries and related expenses	774,022	667,854	(245,359)	26,918	520,486
Accrued leave	(42,738)	60,284	313,126	(28,827)	(163,277)
Accrued liabilities and interest	(886,715)	1,256,774	74,529	653,093	269,932
Accrued interest, payable in kind	—	105,058	105,058	—	—

Net Cash Provided by Operating Activities	733,241	3,662,910	2,886,776	2,908,089	2,635,878

Cash Flows from Investing Activities
Purchase of property and equipment	(389,825)	(360,794)	(459,056)	(812,350)	(515,040)
Cash paid in acquisition of ENTEK	—	(8,896,390)	(8,896,390)	—	—

Net Cash Used in Investing Activities	(389,825)	(9,257,184)	(9,355,446)	(812,350)	(515,040)

MATCOM International Corporation

Consolidated Statements of Cash Flows

	Nine months ended December 31, 2003 (Unaudited)	Nine months ended December 31, 2002 (Unaudited)	Twelve months ended March 31, 2003	Twelve months ended March 31, 2002	Fifteen months ended March 31, 2001

Cash Flows from Financing Activities
Proceeds from exercise of stock options	—	2,000	2,000	—	4,000
Debt issuance costs	(29,782)	(976,978)	(976,978)	—	(82,502)
Net proceeds (borrowings) under line-of-credit	271,348	(362,618)	137,019	459,982	408,712
Payments on notes payable	(702,858)	(7,545,587)	(7,625,000)	(2,504,836)	(2,474,375)
Proceeds from notes payable	—	15,000,000	15,000,000	—	—

Net Cash (Used in) Provided by Financing Activities	(461,292)	6,116,817	6,537,041	(2,044,854)	(2,144,165)

Net (Decrease) Increase in Cash	(117,876)	522,543	68,371	50,885	(23,327)

Cash, beginning of year	232,850	164,479	164,479	113,594	136,921

Cash, end of year	$114,974	$687,022	$232,850	$164,479	$113,594

Supplemental Disclosure of Cash Flows

Cash paid during the year for:
Income taxes	$60,804	$60,804	$2,291,708	$1,359,387	$2,472,842
Interest	$3,012,667	$3,012,667	$889,290	$498,775	$12,463

Non-cash transactions:
Stock issued in exchange for note receivable	$—	$410,000	$410,000	$—	$—
Stock issued related to the ENTEK purchase	$3,500,000	$—	$—	$—	$—
Notes payable issued to purchase ENTEK	$—	$2,000,000	$2,000,000	$—	$—

MATCOM International Corporation

Notes to Consolidated Financial Statements

March 31, 2003, 2002 and 2001

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

MATCOM International Corporation (the Company) was incorporated in Delaware on March 1, 1999 as a part of the reorganization of Materials, Communication and Computers, Inc. (MATCOM).  The Company’s services include information technology, engineering, and technical solutions for government clients worldwide.  The Information Technology (IT) Group designs, develops, installs, maintains and operates computer software for legacy, client-server, embedded and Web-based applications.  The IT Group also provides leading-edge e-government solutions.  The Engineering Technology (ET) Group provides integrated logistics support for both developmental and field military and civilian systems.  The ET Group develops engineering solutions, and provides technical support for civilian aviation systems and weapons systems of every military service.  The ET Group also provides technical support in training, systems simulation and material management, including outsourcing operations.  The Company operates from offices located throughout the United States and temporary facilities around the world, based on customer requirements.

The Company entered into an agreement effective January 21, 2004, whereby SI International, Inc., purchased all of the Company’s outstanding stock, outstanding unexpired and unexercised options, warrants and other rights to acquire or receive any Company stock.  Concurrent with the transaction all of the Company’s outstanding debt was paid.  The accompanying financial statements have been prepared on a historical cost basis and do not reflect any adjustments related to the aforementioned transaction.

Approximately 99 percent of the Company’s revenue in the nine months ending December 31, 2003 and 2002 was derived from agencies of the U.S. government through prime and subcontracts.  Approximately 20 percent of revenue was derived from one contract for the nine months ending December 31, 2003, and 25 percent of revenue was derived from one contract for the nine months ending December 31, 2002.

Approximately 99 percent of the Company’s revenue in the 12 months ending March 31, 2003 and 2002, and approximately 99 percent in the 15 months ending March 31, 2001, was derived from agencies of the U.S. government through prime and subcontracts.  Approximately 23 percent of revenue was derived from one contract in the 12 months ending March 31, 2003; 42 percent was derived from two contracts in the 12 months ending March 13, 2002; and 32 percent was derived from one contract for the 15 months ended March 31, 2001.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, MATCOM and ENTEK, Inc. (ENTEK).  All material intercompany transactions and balances have been eliminated upon consolidation.

Revenue Recognition

The Company provides professional and technical services under three types of contracts: cost-reimbursement, fixed-price, and time-and-materials.  In accordance with American Institute of Certified Public Accountants Statement of Position 81-1, Accounting for Performance of Construction Type and Certain Production-Type Contracts, revenue is recognized for cost-reimbursement contracts to the extent of costs incurred, plus a proportionate amount of fee earned, for fixed-price-type contracts on the percentage-of-completion method, and for time-and-materials contracts by the application of contract labor and material rates as services are performed.

The Company reported activity under certain contracts on a net basis in accordance with Emerging Issues Task Force Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent.  Management believes this presentation reflects the substance of the Company’s role in certain contracts in which independent contractors negotiate and perform all services, but use the Company’s contracts as an administrative contracting vehicle.

The Company provides for anticipated losses on contracts by a charge to income during the period in which they are first identified.

Certain of the Company’s costs are subject to audit by agencies of the U.S. government.  Contract costs have been audited through the fiscal year ended 2002.  Management believes future adjustments will not have a material effect on the financial statements.

Deferred Charges

The Company capitalizes certain costs related to developing program training course manuals.  The manuals will be used in connection with contracts that provide for training seminars and workshops.  The Company will amortize these deferred costs when related sales commence.  As of December 31, 2003, March 31, 2003 and March 31, 2002, approximately $682,000, $300,000 and $-0- of these costs were recorded and included in prepaid expenses and other.

Goodwill

Goodwill is recorded from the acquisitions of all of the outstanding shares of ENTEK in November 2002, the net assets of Mei Technology Corporation (Mei) in March of 1999, and all of the outstanding shares of Management Assistance Corporation of America (MACA) in 1998.  The Company amortized goodwill recorded on the Mei and MACA acquisitions until April 1, 2002.  Effective April 1, 2002, in accordance with Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, the Company discontinued amortization of its goodwill.  Net income for the 12 months ending March 31, 2002 would have been approximately $1,030,000, excluding goodwill amortization expensed during the period of approximately $678,000, net of tax of approximately $307,000.  Net loss for the 15 months ending March 31, 2001, would have been approximately $492,000, excluding goodwill amortization expensed during the period of approximately $1,035,000, net of tax of approximately $443,000.

In accordance with SFAS No. 142, applicable impairment testing was completed during fiscal year 2003 with no resulting impairment of goodwill found.

Goodwill recorded in the purchase transactions consists of the following:

December 31, 2003	March 31, 2003	March 31, 2002

ENTEK

$

13,017,045

$

9,718,329

$

—

Mei

10,488,694

10,488,694

10,488,694

MACA

6,171,697

6,171,697

6,171,697

$29,677,436	$26,378,720	$16,660,391

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of

The Company adopted the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, on April 1, 2002.  SFAS No. 144 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicated that the carrying amount of an asset might not be recoverable.  Recoverability of assets to be held and used was measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If such assets were considered to be impaired, the impairment to be recognized was measured by the amount by which the carrying amount of the assets exceeded the fair value of the asset.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

Prior to the adoption of SFAS No. 142, the Company followed SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, in assessing impairment of goodwill.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Depreciation and Amortization

Property and equipment are stated at cost.  Depreciation is provided using the straight-line method over the estimated useful lives of the assets for furniture and equipment.  Amortization of leasehold improvements is computed on a straight-line method over the lesser of the estimated useful life or the remaining lease term.

Fair Value of Financial Instruments

Financial instruments are defined as cash, evidence of ownership interest in an entity, or a contract that imposes an obligation to deliver cash or other financial instruments to a second party.  Cash is carried at fair market value, and the carrying amounts of accounts receivable and accounts payable in the accompanying financial statements approximate fair value due to the short maturity of these instruments.

Income Taxes

Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes.  Under SFAS No. 109, deferred tax assets and liabilities are computed based on the difference between the financial statement and tax bases of assets and liabilities, and are measured by applying enacted tax rates and laws for the taxable years in which those differences are expected to reverse.

Stock Options

The Company has an incentive stock option plan, which is more fully described in Note K.  The Company accounts for the plan under the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations.  No stock-based employee compensation cost is reflected in net income, as all options granted under the plan had an exercise price equal to the market value of the underlying common stock on the date of grant.  The following tables illustrate the effect on net income if the Company had applied the fair value recognition provisions of Financial Accounting Standards Board (FASB) Statement No. 123, Accounting for Stock-based Compensation, to stock-based employee compensation.

	Nine months ended December 31, 2003	Nine months ended December 31, 2002

Net income as reported	$1,149,823	$798,126
Deduct: total stock-based employee compensation expense determined under fair value-based method for all awards, net of related tax effects	1,208	981
Proforma net income	$1,148,615	$797,145

	12 months ended March 31, 2003	12 months ended March 31, 2002	15 months ended March 31, 2001

Net income (loss) as reported	$1,226,365	$352,387	$(1,526,952)
Deduct: total stock-based employee compensation expense determined under fair value-based method for all awards, net of related tax effects	12,576	1,926	43,498
Proforma net income (loss)	$1,213,789	$350,461	$(1,570,450)

Recent Accounting Pronouncements Issued Not Yet Adopted

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.  SFAS No. 150 is effective for the beginning of the first interim period after June 15, 2003, except for mandatorily redeemable financial instruments of a non-public company.  MATCOM has not yet adopted SFAS No. 150 as a non-public entity, but would adopt the standard on January 21, 2004, the date on which MATCOM was purchased by a publicly held entity.  The impact of adopting this standard would be a reclassification of the liquidation value of all the outstanding shares of preferred stock from stockholders’ equity to long-term liabilities.  The result would be a reduction of stockholders’ equity and an increase in long-term liabilities of $17,329,800 as of December 31, 2003.  In addition, all of the related undeclared accumulated dividends would be recorded as a liability and a charge to income as a change in accounting principle totaling $7,272,973.  In connection with the sale of the Company all of the preferred stock was retired.

Interim Financial Information

The accompanying unaudited financial information for the nine months ended December 31, 2003 and 2002 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information, and with Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  All references to amounts at December 31, 2003, and the nine-month periods ended December 31, 2003 and 2002, are unaudited.

Reclassification

Certain amounts in the 2002 and 2001 financial statements have been reclassified to conform to the 2003 presentation.

NOTE B—ENTEK ACQUISITION

Effective September 30, 2002, the Company purchased all of the outstanding shares of ENTEK.  The results of ENTEK’s operations have been included in the consolidated financial statements since that date.  ENTEK, based in Alexandria, Virginia, provides engineering, logistics and information technology service solutions to the federal government.  The acquisition opens the door of opportunity into the homeland security marketplace and expands the Company’s United States Air Force presence.

The aggregate purchase price was $14,397,000 (net of cash received of $1,259,000), including $8,897,000 in net cash, $2,000,000 in notes payable, 781,250 shares of Series D-1 senior redeemable convertible preferred stock, and 312,500 shares of Series D-2 senior redeemable preferred stock, with a redemption value totaling $3,500,000.  The shares of the preferred stock are held in escrow, and their release is contingent upon meeting certain earnings targets for the 12 months ending September 30, 2003.  Therefore, the preferred shares are not considered part of the net price, recorded as of March 31, 2003, of $10,897,000.

The following table summarizes the estimated fair value of the assets acquired and the liabilities assumed at the date of acquisition:

March 31, 2003

Cash

$

1,259,000

Accounts receivable

2,095,000

Other assets

180,000

Goodwill

9,718,000

Total assets acquired

13,252,000

Current liabilities	1,096,000

Net assets acquired	$12,156,000

Goodwill in the amount of $842,450 is expected to be deductible for tax purposes.

On October 1, 2003, ENTEK achieved the earning targets for the 12 months ending September 30, 2003 as stipulated by the stock purchase agreement.  All of the preferred shares held in escrow were released to the sellers.  The value of the preferred shares is $3,500,000.  This is considered additional purchase price and is therefore added to the original amount of goodwill recorded as of September 30, 2002.  In addition, the Company completed the calculation of the net after-tax profits for the period from September 30, 2002 through November 21, 2002 to be paid to the sellers, which resulted in a decrease in the total purchase price and therefore a reduction of goodwill for approximately $200,000.  Therefore, total goodwill recorded as of December 31, 2003 for the purchase of ENTEK is $13,017,000, resulting in the total net assets acquired of $15,656,000.

The following unaudited proforma statement of operations shows the combined results of the Company and ENTEK assuming that the acquisition had occurred on April 1, 2002.  The proforma information is based on historical financial statements of these operations of these companies giving effect to purchase accounting adjustments as of the beginning of the period.  The unaudited proforma information is not intended to be indicative of the future results of operations or results that might have been achieved if this transaction had been in effect since the beginning of these periods.

	MATCOM 12 months ended March 31, 2003	ENTEK April 1, 2002 to Sept. 30, 2002	Proforma MATCOM 12 months ended March 31, 2003

Revenue	$64,280,225	$5,740,417	$70,020,642
Direct expenses	39,954,447	3,016,263	42,970,710
Overhead and general and administrative expenses	19,253,607	1,580,667	20,834,274
Net income	1,226,365	663,487	1,889,852

NOTE C—ACCOUNTS RECEIVABLE, NET

Accounts receivable, net, consist of the following:

	December 31, 2003	March 31, 2003	March 31, 2002

Billed

$

15,310,717

$

12,420,755

$

14,132,489

Unbilled

2,134,517

4,259,081

3,615,822

Retentions

409,257

420,968

339,038

	17,854,491	17,100,804	18,087,349

Less: allowance for doubtful accounts	(231,405)	(78,510)	(78,510)

	$17,623,086	$17,022,294	$18,008,839

Accounts receivable at December 31, 2003 and March 31, 2003 and 2002, include $204,898, $204,786 and $417,489, respectively, of unbilled indirect cost rate variances.  Such rate variances arise as a result of the Company’s recording of revenue using actual indirect cost rates, which have exceeded the rates used in billing its customers.  Management believes these unbilled cost rate variances will be collected upon final submission of invoices to the customer upon completion of contract audits and subsequent approval of such indirect costs by the U.S. Defense Contract Audit Agency.  Also included in unbilled are costs of approximately $873,000, $400,000 and $45,000 incurred on certain contracts that are in excess of current contract funding limitations at December 31, 2003 and March 31, 2003 and 2002.  Management expects to receive additional funding for such costs incurred as of December 31, 2003, within 120 days after period end.

The Company provides for an allowance for doubtful accounts based on reviews of potential losses on individual contracts and collectibility of recorded billed, unbilled and retention receivables.  While management uses the best information available in making its determination, the ultimate recovery of such receivables is also dependent on future economic events and other conditions that may be beyond management’s control.

Retentions arise principally as a result of the Company’s recording of revenue earned under cost-reimbursable and time-and-materials contracts in which the customer requires a certain percentage of the revenue earned to remain unbilled until after completion of contract audits.  Management believes these unbilled fee retentions will be collected upon final submission of invoices to the customer upon completion of such contract audits.

NOTE D—PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31, 2003	March 31, 2003	March 31, 2002

Furniture and equipment

$

6,548,323

$

6,192,738

$

5,635,378

Equipment under capital leases	157,955	157,955	157,955
Leasehold improvements	342,186	320,741	292,825

	7,048,464	6,671,434	6,086,158

Less: accumulated depreciation and amortization	(5,811,262)	(5,427,615)	(4,688,892)

	$1,237,202	$1,243,819	$1,397,266

NOTE E—CAPITALIZED COSTS

Capitalized costs consist of the following:

	December 31, 2003	March 31, 2003	March 31, 2002

Recapitalization

$

282,960

$

282,960

$

282,960

Debt issuance	1,006,760	976,978	903,821

	1,289,720	1,259,938	1,186,781

Less accumulated amortization	(719,424)	(395,384)	(942,030)

	$570,296	$864,554	$244,751

Recapitalization costs represent financing and professional fees related to issuance of preferred stock in 1997.  The costs are being amortized over the six-year redemption life of the preferred stock.

Debt issuance costs as of December 31 and March 31, 2003, represent professional fees related to the amendment of the line-of-credit and issuance of the term notes in 2003.  Such costs are being amortized over one to four years, depending on the term of the debt.

Debt issuance costs as of March 31, 2002, represent professional fees related to the issuance and amendment of the line-of-credit and the term note from 1997 to 2001.  Such costs were being amortized over three- or five-year lives, depending on the term of the debt.  In fiscal year 2003, these costs were written off to general administrative expenses upon payment of the related debt.

The aggregate amortization expense for the 12 months ending March 31, 2003 and 2002, was $357,176 and $309,821, respectively, and $313,116 for the 15 months ending March 31, 2001.  The aggregate amortization expense for the nine months ending December 31, 2003 was $324,040.  The estimated amortization expense for the next four years is as follows:

Year ending March 31,

2004	$348,000
2005	194,000
2006	194,000
2007	129,000

NOTE F—LINE-OF-CREDIT AND NOTES PAYABLE

Line-of-credit consists of the following:

	December 31, 2003	March 31, 2003	March 31, 2002

Line-of-credit for borrowings up to the lesser of $12,000,000 or qualifying receivables. Borrowings under the agreement are evidenced by a promissory note maturing in March 2004. Accrued interest on the outstanding debt is payable monthly at 5.00%, 5.25% and 6.75% at December 31, 2003, March 31, 2003 and 2002, respectively. Included in the line-of-credit were checks issued but not yet presented for payment totaling $651,869, $509,243 and $474,443 as of December 31, 2003, March 31, 2003 and 2002, respectively.	$9,176,566	$8,905,218	$8,768,199

Notes payable consist of the following:

Senior secured term note for $4,500,000 (Term A), maturing in November 2006. Principal payments are due monthly. Interest accruing on the outstanding debt is payable monthly at London Interbank Offered Rate (LIBOR) plus 10%; the effective rate of interest at December 31, 2003 was 11.13%. The default interest rate is the rate as calculated plus 200 basis points compounded monthly.	$3,187,500	$4,125,000	$—

Senior secured term note for $4,500,000 (Term B), maturing in November 2006. Principal payments are due monthly beginning in December 2004. Interest accruing on the outstanding debt is payable monthly at LIBOR plus 11%; the effective rate of interest at December 31, 2003 was 12.13%. The default interest rate is the rate as calculated plus 200 basis points compounded monthly.	$4,500,000	$4,500,000	$—

Senior subordinated term note for $6,000,000, maturing in November 2006. Interest is payable monthly in cash at a fixed rate equal to 13% per annum and payable in kind (PIK) at a fixed rate equal to 5% per annum. The Company may elect to pay the PIK interest in cash at any time during the term of this note. Unless paid in cash, PIK interest shall be automatically added to the principal of this note and shall be due and payable in full in November 2006. The note is subordinate to the line-of-credit and term notes discussed above.	$6,346,431	$6,109,097	$—

Term note for $2,500,000 with the principal due upon maturity in September 2004.  In November 2002, the Company paid $750,000 of this note and refinanced the remaining principal of $1,750,000 under four separate term notes, all due upon maturity in May 2007.  The note is subordinate to the line-of-credit and term notes discussed above.  Interest accruing on the outstanding debt is payable quarterly at the rate of 11% per annum.  The default interest rate is 12% per annum.  The Company had accrued interest totaling $750,000 on the note, which had not been paid as of November 2002.  In connection with refinancing the note, the terms on the outstanding interest were revised.  The $750,000 in accumulated interest is now due upon the maturity of the notes in May 2007.  Interest is accruing on the $750,000 at the rate of 11% per annum and is also due in May 2007.

	$1,750,000	$1,750,000	$2,500,000

Term notes for $2,000,000 with the sellers of ENTEK, pursuant to the ENTEK acquisition (see Note B). Principal due upon maturity in May 2007. Interest accruing on the outstanding debt is payable in kind at the rate of 12% per annum, due upon maturity. Default interest rate is 13% compounded monthly. The notes are subordinate to the line-of-credit and term notes discussed above.	$2,000,000	$2,000,000	$—

Term note for $12,500,000, maturing in December 2002. Principal payments were due quarterly. Interest accrued on the outstanding debt was payable monthly at 6.75% at March 31, 2002.	$—	$—	$6,500,000

Other various notes.	$4,358	$7,050	$11,089

Less: current portion	$(1,132,050)	$(1,132,050)	$(6,504,022)

	$16,656,239	$17,359,097	$2,507,067

The line-of-credit is secured by substantially all of the Company’s assets.  Collateral on the senior secured term notes (both Term A and Term B) includes substantially all of the Company’s assets.  The agreement for the line-of-credit includes various financial covenants.

Scheduled principal payments for notes payable are as follows:

Year ending March 31,

2004	$1,132,050
2005	1,500,000
2006	3,000,000
2007	9,109,097
2008	3,750,000

18,491,147
Less: current maturities	(1,132,050)

$17,359,097

NOTE G—EMPLOYEE BENEFIT PLANS

Retirement Plan

The Company maintains a 401(k) retirement plan.  The plan is available to all employees at least 20.5 years of age with service of three months or more who have worked more than a minimum of 250 hours in a three-month consecutive period.  Participants may elect to defer up to 20 percent of their compensation and receive a 50 percent matching employer contribution on a maximum of 6 percent of their compensation after one full year of employment.  The plan also provides for an elective, discretionary employer contribution.  For the 12 months ended March 31, 2003 and 2002 and the 15 months ended March 31, 2001, contribution expense for the plans was approximately $509,000 and $616,000, and $704,000, respectively.  Contribution expense for the plans was approximately $491,794 for the nine months ending December 31, 2003.

In fiscal year 2002, the Company maintained a CIGNA Cash Minimum Premium (CMP) health insurance plan.  The CIGNA CMP was a traditional fully-insured health policy with provisions for cash flow advantages to the Company.  Under the CMP program, the premium covered insurance and administration, but allowed reserves to be held by the Company.  The Company reimbursed claims paid by CIGNA as they were presented for payment up to a maximum of the current month’s premium.  If, at the end of the plan year, CIGNA’s claim payments exceeded the Company’s total monthly premiums, the Company was not required to pay the excess.  The Company maintained a reserve, which was estimated to cover outstanding claims in the event of plan termination; the Company would pay the reserve amount to CIGNA in cash and have no further obligation regarding the outstanding claims.  Premiums were adjusted annually by CIGNA on the basis of the Company’s claim experience.  For the 12 months ended March 31, 2003 and 2002 and the 15 months ended March 31, 2001, the Company’s cost for claims totaled $1,473,869, $2,044,600 and $2,251,900, respectively.  The Company’s final cost for settlement of claims from prior periods totaled $140,000 for the nine months ending December 31, 2003.  As of September 30, 2002, the Company changed insurance plans and is no longer required to reimburse claims under the CMP program.

NOTE H—COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office space and computer equipment under operating leases.  The Company maintains various sublease agreements for certain office space.  Minimum future rental payments under non-cancelable operating leases with remaining terms in excess of one year as of March 31, 2003, are as follows:

Year ending March 31,

Minimum Lease Commitments

Sublease Income

Net Lease Commitments

2004	$1,864,778	$124,451	$1,740,327
2005	1,590,927	106,614	1,484,313
2006	1,174,189	—	1,174,189
2007	716,095	—	716,095

	$5,345,989	$231,065	$5,114,924

Minimum rental expense is recognized on a straight-line basis over the term of the lease, regardless of when payments are due.  Rent expense for the 12 months ended March 31, 2003 and 2002 and 15 months ended March 31, 2001, was approximately $1,777,039, $1,381,177, and $1,180,489 net of sublease income of $79,162, $93,292, and $-0-, respectively.  Rent expense for the nine months ended December 31, 2003 was $2,043,345 net of sublease income of $58,794.

Litigation and Claims

Various lawsuits and other legal actions arise in the ordinary course of the Company’s business.  After taking into consideration legal counsel’s evaluation of such actions, management is of the opinion that any potential liability arising from such claims will not materially affect the Company’s financial position or results of operations.

Consulting Agreement

The Company entered into a consulting agreement with a former officer of the company to perform and support strategic business development efforts, including performance of due diligence reviews and analysis of potential merger, sale and recapitalization opportunities.  The Company paid $27,500 per month for these services, and the term of the agreement was for the period from April 1, 2002 through March 31, 2003.

NOTE I—INCOME TAXES

Provision for (benefit from) income taxes consists of the following:

	Twelve months ended March 31, 2003	Twelve months ended March 31, 2002	Fifteen months ended March 31, 2001

Current

Federal

$

(313,887

)

$

534,465

$

(137,103

)

State

(20,310

)

107,739

(35,237

)

	(334,197)	642,204	(172,340)

Deferred
Federal	999,351	2,257	(391,098)
State	176,356	251	(69,017)

	1,175,707	2,508	(460,115)

Income tax provision	$841,510	$644,712	$(632,455)

The income tax provisions for the 12 months ended March 31, 2003 and 2002 and 15 months ended March 31, 2001 differ from those computed by applying the statutory U.S. federal tax rate of 34 percent to pre-tax income as set forth below:

	12 months ended March 31, 2003	12 months ended March 31, 2002	15 months ended March 31, 2001

Expected tax expense (benefit), computed at statutory rate	$703,078	$339,014	$(734,198)
State taxes, net of federal benefit	82,715	39,884	(86,376)
Non-deductible goodwill	—	142,877	178,596
Non-deductible expenses	38,227	26,771	30,327
Penalties	5,045	80,079	5,927
Other	12,445	16,087	(26,731)

	$841,510	$644,712	$(632,455)

The provision for income taxes recorded for the nine months ended December 31, 2003 and 2002 (unaudited) was based on the Company’s effective tax rate for the twelve months ended March 31, 2003.

Deferred tax assets and liabilities result from temporary differences applied to tax rates expected to be in effect during the periods in which temporary differences reverse.  The tax effect of temporary differences that give rise to the deferred tax assets and liabilities as of March 31, 2003 and 2002 are presented below.

March 31,	2003	2002

Deferred tax assets:
Accrued vacation	$354,361	$361,411
Accrued bonus	39,416	—
Allowance for doubtful accounts	29,802	29,802
Health insurance accrual	—	174,414
Other	16,108	43,543

	$439,687	$609,170

Deferred tax liabilities:
Deductible goodwill	$(492,254)	$(250,879)
Award fees	(564,465)	(96,798)
Revenue in excess of contract funding	(289,520)	—
Retainage	(159,432)	(121,896)
Rate variance	(67,125)	(147,868)
Other	(50,869)	—

	(1,623,665)	(617,441)
Net deferred tax liability	(1,183,978)	(8,271)
Less: net long-term deferred tax liabilities	(527,885)	(207,336)

Net current deferred tax (liability) asset	$(656,093)	$199,065

NOTE J—EQUITY

Preferred Stock

The Company has Series A, B, C, D-1 and D-2 preferred stock, with the attributes under each series as follows:

Series A Senior Redeemable–This series gives the holder certain rights, including the election of two members of the Board of Directors, cumulative dividends, distribution preferences, redemption rights (at the liquidation value either under certain conditions or more than six years, March 1, 2005), and preemptive approval rights concerning certain significant transactions of the Company.  The liquidation value is $100 per share.  Dividends accumulate at 12 percent of the liquidation value annually, compounded quarterly.  However, no dividends have been declared because of restrictive provisions in the Company’s articles of incorporation.  Series A accumulated dividends were $4,710,935 as of December 31, 2003.

Series B Senior Convertible–This series gives the holder certain rights, including the election of one member of the Board of Directors, cumulative dividends, distribution preferences, conversion rights under certain conditions, and redemption rights (at the liquidation value either under certain conditions or more than six years, March 1, 2005).  The liquidation value is $100 per share.  Dividends accumulate at 7 percent annually.  However, no dividends have been declared because of restrictive provisions in the Company’s articles of incorporation.  Series B accumulated dividends were $1,083,178 as of December 31, 2003.

Series C Junior Convertible–This series gives the holder certain rights; certain of these rights are subordinate to the rights of the Series A senior redeemable preferred stock and Series B senior convertible preferred stock.  They include the election of two members of the Board of Directors, cumulative dividends, conversion rights at any time, and redemption rights (at the liquidation value either under certain conditions or more than six years, March 1, 2005).  The liquidation value is $100 per share.  Dividends shall accrue at 6 percent of the liquidation value annually, compounded quarterly.  However, no dividends have been declared because of restrictive provisions in the Company’s articles of incorporation.  Series C accumulated dividends were $1,168,175 as of December 31, 2003.

Series D-1 Redeemable and Convertible–The Company issued 781,250 shares of Series D-1 preferred stock to the sellers of ENTEK to be held in escrow pursuant to the ENTEK acquisition (see Note B).  The release of the shares from the escrow agent is contingent upon meeting certain earnings targets and will be delivered to the sellers no later than December 3, 2003, if the earnings targets are met.  Effective October 1, 2003, the earnings targets were achieved and all of the shares were delivered to the sellers.

This series gives the holder certain rights; certain of these rights are subordinate to the rights of the Series A senior redeemable preferred stock and Series B senior convertible preferred stock.  They include cumulative dividends, conversion rights at any time, and redemption rights (at the liquidation value either under certain conditions or on March 1, 2005).  The liquidation value is $3.20 per share.  Dividends shall accrue interest on a daily basis at 8 percent per annum of the liquidation value.  However, no dividends have been declared because of restrictive provisions in the Company’s articles of incorporation.  Series D-1 accumulated dividends were $221,918 as of December 31, 2003.

Series D-2 Redeemable – The Company issued 312,500 shares of Series D-1 preferred stock to the sellers of ENTEK to be held in escrow pursuant to the ENTEK acquisition (see Note B).  The release of the shares from the escrow agent is contingent upon meeting certain earnings targets and will be delivered to the sellers no later than December 3, 2003, if the earnings targets are met.  Effective October 31, 2003, the earnings targets were achieved and all of the shares were delivered to the sellers.

This series gives the holder certain rights; certain of these rights are subordinate to the rights of the Series A senior redeemable preferred stock and Series B senior convertible preferred stock.  They include cumulative dividends and redemption rights (at the liquidation value either under certain conditions or on March 1, 2005).  The liquidation value is $3.20 per share.  Dividends shall accrue interest on a daily basis at 8 percent per annum of the liquidation value.  However, no dividends have been declared because of restrictive provisions in the Company’s articles of incorporation.  Series D-2 accumulated dividends were $88,767 as of December 31, 2003.

Common Stock

The Company has Class A and Class B common stock.  The Class B stock, which is reserved for issuance to employees under the stock option and restricted stock purchase plan, is identical in all respects to the Class A except that holders thereof have no voting rights unless otherwise required by law.

Notes Receivable from Stockholders

On March 31, 2003, the Company had two notes receivable due from stockholders totaling $410,000.  The notes are due on December 15, 2005 and have interest at an annual rate of 5 percent.

NOTE K—INCENTIVE STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN

The Company maintains an incentive stock option and restricted stock purchase plan accounted for under APB Opinion No. 25 and related interpretations.  The plan allows the Company to grant options and issue restricted stock to employees.  The options, which have a term of 10 years when issued, are granted at various times during the year.  When granted, 20 percent of the options vest immediately and the remaining percentage vest proportionately over the first four anniversary dates.  The options expire six years after they become vested.  The fair value of each option grant is established on the date of grant using the minimum value method, with the following assumptions used for grants in the 12 months ended March 31, 2003 and 2002, and the 15 months ended March 31, 2001, respectively: no dividends yield; risk-free interest rates of approximately 3.97 percent, 4.91 percent and 5.12 percent; and expected life of 10 years.  The weighted-average fair value per share was $0.19, $0.04 and $0.55, respectively.

As of March 31, 2003 and 2002, there were 512,734 and 923,734 options available for grant, respectively.  The following table depicts activity in the plan for the years ended March 31, 2003 and 2002:

	Shares	Weighted- Average Exercise Price

Outstanding, March 31, 2001	247,500	$1.66

Options granted	360,500	0.13
Options canceled	(244,500)	1.27

Outstanding, March 31, 2002	363,500	0.43

Options granted	436,000	0.80
Options canceled	(25,000)	1.00
Options exercised	(2,000)	1.00

Outstanding, March 31, 2003	772,500	$0.60

The following table summarizes information about all stock options outstanding as of March 31, 2003:

	Stock Options Outstanding			Stock Options Exercisable
Range of Exercise Prices	Number Outstanding at Period End	Weighted- Average Remaining Contract Life	Weighted- Average Exercise Price	Number Exercisable at Period End	Weighted- Average Exercise Price

$0.10	256,000	8.4	$0.10	153,600	$0.10
0.8–1.00	503,000	8.5	0.83	150,200	0.89
2.00	13,500	6.8	2.00	10,800	2.00

The Company continues to apply APB No. 25 in accounting for stock-based compensation for the stock option plan.  To date all stock options have been issued at market value; accordingly, no compensation cost has been recognized.  Had the Company determined costs for this plan in accordance with SFAS No. 123, the Company’s proforma net income (loss) would have been as follows:

	12 months ended March 31, 2003	12 months ended March 31, 2002	15 months ended March 31, 2001

Net income (loss) as reported	$1,226,365	$352,387	$(1,526,952)
Proforma net income (loss)	1,213,789	350,461	(1,570,450)

Under the restricted stock purchase plan, the Company issued 410,000 non-vested shares of Class B non-voting stock, on December 15, 2002, to two of the Company’s officers at a price of $1.00 per share.  The fair value of these shares was determined to be $0.73 per share.  The shares vested 6.25 percent on March 15, 2003.  The remaining shares are scheduled to vest 6.25 percent for each of the following 15 quarters, with an accelerated vesting clause providing that the shares will become fully vested at 100 percent if the Company is sold on or prior to December 15, 2003.

SI International

Unaudited Pro Forma Condensed Consolidated Financial Statements

On January 21, 2004, SI International, Inc. (“the Company”) completed the purchase of Matcom International Corporation (“Matcom”) for approximately $65.8 million in cash plus transaction costs.   The following unaudited pro forma condensed consolidated balance sheet as of December 27, 2003 and the unaudited pro forma condensed consolidated statements of operations for the fiscal year ended December 27, 2003 give effect to the Company’s purchase of Matcom. The acquisition has been accounted for using the purchase method in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations.

The pro forma condensed consolidated balance sheet presents the financial position of the Company as if the acquisition of Matcom occurred on December 27, 2003.  The pro forma condensed consolidated statements of operations have been prepared as if the acquisition occurred on December 29, 2002.

The pro forma condensed consolidated financial statements, which have been prepared in accordance with rules prescribed by Article 11 of Regulation S-X, are provided for informational purposes only and are not necessarily indicative of the past or future results of the operations or financial position of the Company.

This information should be read in conjunction with the previously filed Current Report on Form 8-K, dated January 28, 2004, the previously filed historical consolidated financial statements and accompanying notes of the Company, contained in its Annual Report on Form 10-K for the fiscal year ended December 27, 2003, and in conjunction with the historical financial statements and accompanying notes of Matcom included in this report on Form 8-K/A.

SI International, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheets

(Amounts in thousands)

	SI Int’l December 27, 2003	Matcom December 31, 2003	Pro Forma Adjustments		Pro Forma December 27, 2003

Assets
Current assets:
Cash and cash equivalents	$23,252	$115	$51,000	A	$7,285
			(65,802)	B
			(1,165)	C
			(115)	L
Accounts receivable, net	34,007	17,623			51,630
Other current assets	4,597	2,218	(570)	D	6,245
Total current assets	61,856	19,956	(16,652)		65,160
Property and equipment, net	3,768	1,237	0		5,005
Goodwill	39,829	29,677	21,778	E	91,284
Intangible Assets	0	0	6,892	F	6,892
Other assets	1,174	709	1,165	C	3,048
Total assets	$106,627	$51,579	$13,183		$171,389

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$17,708	$8,468	$998	G	$27,501
			(35)	I
			362	K
Line of credit	0	9,177	21,000	A	21,000
			(9,177)	I
Current portion of notes payable	340	1,132	4,500	A	4,840
			(1,132)	I
Current portion of capital lease obligation	125	0			125
Deferred revenue	3,975	0			3,975
Other current liabilities	—	656	927	J	1,583
Total current liabilities	22,148	19,433	17,443		59,024
Other long-term liabilities
Notes payable, net of current maturities	0	17,406	25,500	A	25,500
			(17,406)	I
Other long-term liabilities	2,932	528	1,858	J	5,318
Total other long-term liabilities	2,932	17,934	9,952		30,818

Stockholders’ equity :
Common stock—$0.01 par value per share; 50,000,000 shares authorized; 8,451,507 and 8,439,741 shares issued and outstanding as of December 27, 2003 and December 28, 2002, respectively	85	34	(34)	H	85
Additional paid-in capital	75,704	17,103	(17,103)	H	75,704
Deferred compensation	(340)	0			(340)
Preferred stock	0	12	(12)	H	0
Note receivable from stockholder	0	(410)	410	H	0
Retained earnings (accumulated deficit)	6,098	(2,527)	2,527	H	6,098
Total stockholders’ equity	81,547	14,212	(14,212)		81,547
Total liabilities and stockholders’ equity	$106,627	$51,579	$13,183		$171,389

SI International, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(Amounts in thousands, except per share data)

	SI Int’l 2003	Matcom 2003	Pro Forma Adjustments		Pro Forma 2003

Revenue	$168,287	$70,187	$0		$238,474
Costs and expenses:
Direct costs	101,940	42,918	0		144,858
Indirect costs	51,569	20,575	180	M	72,324
			(681)	N	(681)
Depreciation	2,009	525	0		2,534
Amortization	—	391	627	O	1,018
Total operating expenses	155,518	64,409	126		220,053
Income from operations	12,769	5,778	(126)		18,421
Interest expense	(606)	(3,117)	(2,360)	P	(2,966)
			3,117	P
Income before provision for income taxes	12,163	2,661	631		15,455
Provision for income taxes	4,784	1,083	264	Q	6,131
Net income attributable to common stockholders	$7,379	$1,578	$367		$9,324

Earnings per common share:
Basic net income per common share	$0.87				$1.10
Diluted net income per common share	$0.87				$1.10
Basic weighted-average shares outstanding	8,446				8,446
Diluted weighted-average shares outstanding	8,488				8,488

SI International

Notes To Pro Forma Unaudited Consolidated Financial Statements

Balance Sheet:

A.    The adjustment reflects the borrowings of $51 million under the Company’s amended credit facility in order to finance the acquisition of Matcom International, Inc. (“Matcom”).  The amount borrowed under the line of credit is due in January, 2008 while the notes payable under our term debt is due in quarterly payments beginning in June, 2004 and continuing through December, 2007.

B.    The adjustment reflects the cash paid by the Company representing the purchase price of the acquisition plus costs associated with the transaction.  The total purchase price of $65.8 million includes repayment of Matcom debt and accrued interest of  $27.75 million, payment to Matcom shareholders of  $37.1 million, and other transaction costs of approximately $1.0 million.

C.            The adjustment reflects the financing fees paid by the company in connection with its borrowing of $51 million.  The fees of $1.2 million are deferred and amortized over the life of the loan under the effective interest method.

D.    The adjustment reflects the elimination of unamortized deferred financing fees ($570k) related to Matcom debt that was repaid in connection with the transaction.

E.     The adjustments reflect the elimination of the net book value of goodwill on Matcom’s balance sheet of $29.7 million and the recording of the new goodwill as a result of the acquisition.  The new goodwill of $51.5 million is detailed in the table below and is calculated as the excess of purchase price, including transaction costs, over the estimated fair value of the net assets acquired.  Goodwill will not be amortized in accordance with FAS 142 but will be subject to annual impairment tests.

Purchase price	$65.8 million
Transaction costs	1.0 million
Less: net assets acquired	8.4 million
Less: contract intangibles	6.9 million

Total goodwill	$51.5 million

F.     The adjustment reflects the estimated fair value of Matcom’s intangible assets associated with “Contractual Customer Relationships.”  These intangible assets will be amortized over a period of 11 years, which represents the estimated economic useful lives of the assets.

G.    The adjustment reflects the accrual of payroll taxes related to the exercise of all Matcom outstanding stock options.  All Matcom stock options were settled for cash in connection with the transaction.

H.    The adjustment reflects the elimination of Matcom equity accounts in consolidation and elimination of notes from former Matcom stockholders.  The notes were paid in full with proceeds from the acquisition.

I.      The adjustment reflects the repayment of Matcom debt including accrued interest.

J.     The adjustment reflects our liability for future operating lease payments associated with the closure of Matcom’s facilities in Alexandria and Hampton, Virginia.  This liability was recorded pursuant to EITF Issue No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination.

K.    The adjustment reflects our liability for severance costs associated with the termination of various Matcom employees.  This liability was recorded pursuant to EITF Issue No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination.

L.     The adjustment reflects the surrender of all cash on hand to former Matcom shareholders.

Statement of Operations for the year ended December 27, 2003:

M.   The adjustment reflects costs associated with short-term consulting agreements with former Matcom senior management.

N.    The adjustment reflects reduced facility costs resulting from the closure of Matcom’s Alexandria and Hampton, Virginia facilities.  Refer to Note J above.

O.    The adjustment reflects the amortization of Matcom’s intangible assets.  Refer to Note F above.

P.     The adjustments reflect the elimination of interest expense recorded by Matcom and the pro forma interest expense and amortization of finance costs for additional funds borrowed by the Company to consummate the acquisition.  The interest rate is estimated at 4.40% per annum based on the applicable LIBOR rate as of the date of the transaction and the finance costs will be amortized over the life of the loan using the interest method.

Q.    The adjustment reflects the application of the Company’s 39.5% effective tax rate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.

/s/ Thomas E. Dunn
Date: March 17, 2004	Name:	Thomas E. Dunn
	Title:	Executive Vice President, Chief Financial Officer and Treasurer